SEACOAST REPORTS THIRD QUARTER 2024 RESULTS
Strong Growth in Loans and Deposits
Annualized 20% Increase in Tangible Book Value Per Share
Well-Positioned Balance Sheet with Strong Capital and Liquidity

STUART, Fla., October 24, 2024 /GLOBE NEWSWIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported net income in the third quarter of 2024 of $30.7 million, or $0.36 per diluted share, compared to $30.2 million, or $0.36 per diluted share in the second quarter of 2024 and $31.4 million, or $0.37 per diluted share in the third quarter of 2023.
Pre-tax pre-provision earnings1 were $46.1 million in the third quarter of 2024, an increase of 3% compared to the second quarter of 2024 and an increase of 6% compared to the third quarter of 2023. Adjusted pre-tax pre-provision earnings1 were $46.4 million in the third quarter of 2024, an increase of 4% compared to the second quarter of 2024 and a decrease of 2% compared to the third quarter of 2023.
For the third quarter of 2024, return on average tangible assets was 0.99% and return on average tangible shareholders' equity was 10.31%, compared to 1.00% and 10.75%, respectively, in the prior quarter, and 1.04% and 11.90%, respectively, in the prior year quarter.
Charles M. Shaffer, Chairman and CEO of Seacoast, stated, "I would like to thank all of the Seacoast associates for their unwavering dedication during the challenging impact of back-to-back significant hurricanes. Your commitment to our customers and the well-being of our communities is commendable. I am very proud to serve alongside such an amazing and dedicated group of bankers. Furthermore, our hearts and sympathy go out to all those in our communities who lost loved ones and experienced catastrophic outcomes as a result of the storms."
Shaffer added, "Turning to third quarter results, this marks the turn in organic growth we had anticipated, with nearly 7% annualized loan growth and 7% annualized customer deposit growth, clearly showcasing the results of our previous investments in banking teams across the state. Additionally, this quarter demonstrated continued growth in net interest income, noninterest income and, when removing accretion on acquired loans, expansion in the net interest margin. Our competitive transformation is taking shape as we build Seacoast into Florida’s leading regional bank. We expect to continue to see positive results from recent talent acquisitions, which will drive further organic growth in the coming periods."
Shaffer concluded, "We remain committed to a disciplined approach to credit, and our balance sheet is one of the strongest in the industry, with a Tier 1 capital ratio of 14.8%2 as of September 30, 2024. The ratio of tangible common equity to tangible assets has increased to a strong 9.64%. Our liquidity position is also robust, with a loan-to-deposit ratio of 83%, providing us with balance sheet flexibility as we continue to work towards stronger earnings in the coming periods."
Update on Hurricane Recovery
In late September and early October 2024, communities across our corporate footprint were impacted by Hurricanes Helene and Milton. We maintained uninterrupted digital and telephone access for our customers and, having experienced minimal impacts to our branch properties, we fully reopened to serve our communities shortly after each storm passed. Recovery efforts in many areas continue and the full impacts on people and businesses in the most hard-hit regions are not fully known. We do not expect a significant impact from Hurricane Helene, but an additional provision for credit losses may be warranted in the fourth quarter of 2024 for Hurricane Milton, in a range between approximately $5 million and $10 million.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.
2Estimated.

Financial Results
Income Statement
•Net income in the third quarter of 2024 was $30.7 million, or $0.36 per diluted share, compared to $30.2 million, or $0.36 per diluted share in the prior quarter and $31.4 million, or $0.37 per diluted share in the prior year quarter. For the nine months ended September 30, 2024, net income was $86.9 million, or $1.02 per diluted share, compared to $74.5 million, or $0.89 per diluted share, for the nine months ended September 30, 2023. Adjusted net income1 for the third quarter of 2024 was $30.5 million, or $0.36 per diluted share, compared to $30.3 million, or $0.36 per diluted share, for the prior quarter, and $34.2 million, or $0.40 per diluted share, for the prior year quarter. For the nine months ended September 30, 2024, adjusted net income1 was $91.9 million, or $1.08 per diluted share, compared to $101.9 million, or $1.21 per diluted share, for the nine months ended September 30, 2023.
•Net revenues were $130.3 million in the third quarter of 2024, an increase of $3.7 million, or 3%, compared to the prior quarter, and a decrease of $6.8 million, or 5%, compared to the prior year quarter. For the nine months ended September 30, 2024, net revenues were $382.5 million, a decrease of $56.7 million, or 13%, compared to the nine months ended September 30, 2023. Adjusted net revenues1 were $130.5 million in the third quarter of 2024, an increase of $3.6 million, or 3%, compared to the prior quarter, and a decrease of $7.2 million, or 5%, compared to the prior year quarter. For the nine months ended September 30, 2024, adjusted net revenues1 were $382.9 million, a decrease of $55.2 million, or 13%, compared to the nine months ended September 30, 2023.
•Pre-tax pre-provision earnings1 were $46.1 million in the third quarter of 2024, an increase of $1.5 million, or 3%, compared to the second quarter of 2024 and an increase of $2.7 million, or 6%, compared to the third quarter of 2023. For the nine months ended September 30, 2024, pre-tax pre-provision earnings1 were $126.3 million, a decrease of $5.5 million, or 4%, compared to the nine months ended September 30, 2023. Adjusted pre-tax pre-provision earnings1 were $46.4 million in the third quarter of 2024, an increase of $1.9 million, or 4%, compared to the second quarter of 2024 and a decrease of $1.0 million, or 2%, compared to the third quarter of 2023. For the nine months ended September 30, 2024, adjusted pre-tax pre-provision earnings1 were $133.4 million, a decrease of $35.5 million, or 21%, compared to the nine months ended September 30, 2023.
•Net interest income totaled $106.7 million in the third quarter of 2024, an increase of $2.2 million, or 2%, compared to the prior quarter, and a decrease of $12.6 million, or 11%, compared to the prior year quarter. For the nine months ended September 30, 2024, net interest income was $316.2 million, a decrease of $61.3 million, or 16%, compared to the nine months ended September 30, 2023. In the loan portfolio, higher interest income from new loan production was partially offset by lower accretion of purchase discount on acquired loans. Included in loan interest income was accretion on acquired loans of $9.2 million in the third quarter of 2024, $10.2 million in the second quarter of 2024, and $14.8 million in the third quarter of 2023. For the nine months ended September 30, 2024, accretion on acquired loans totaled $30.0 million, compared to $45.4 million for the nine months ended September 30, 2023. Recent purchases in the securities portfolio contributed to higher securities yields. Higher interest expense on deposits reflects the impact of higher rates, with cuts to the federal funds rate late in the quarter not yet fully impacting the third quarter 2024 results.
•Net interest margin decreased one basis point to 3.17% in the third quarter of 2024 compared to 3.18% in the second quarter of 2024. Excluding the effects of accretion on acquired loans, net interest margin increased three basis points to 2.90% in the third quarter of 2024 compared to 2.87% in the second quarter of 2024. Loan yields were 5.94%, an increase of one basis point from the prior quarter. Securities yields increased six basis points to 3.75%, compared to 3.69% in the prior quarter. The cost of deposits increased three basis points from 2.31% in the prior quarter, to 2.34% in the third quarter of 2024. We expect the cost of deposits to decline in the fourth quarter of 2024.
•Noninterest income totaled $23.7 million in the third quarter of 2024, an increase of $1.5 million, or 7%, compared to the prior quarter, and an increase of $5.9 million, or 33%, compared to the prior year quarter. For the nine months ended September 30, 2024, noninterest income totaled $66.4 million, an increase of $4.5 million, or 7%, compared to the nine months ended September 30, 2023. Results in the third quarter of 2024 included:
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Service charges on deposits totaled $5.4 million, an increase of $0.1 million, or 1%, from the prior quarter and an increase of $0.8 million, or 16%, from the prior year quarter. Our investments in talent and significant market expansion across the state have resulted in continued growth in treasury management services to commercial customers.
•Wealth management income totaled $3.8 million, an increase of $0.1 million, or 2%, from the prior quarter and an increase of $0.7 million, or 22%, from the prior year quarter. The wealth management division continues to grow and add new relationships, with assets under management increasing 26% year over year to $2.0 billion at September 30, 2024.
•Insurance agency income totaled $1.4 million, an increase of 3% from the prior quarter and an increase of 18% from the prior year quarter, reflecting continued growth and expansion of services.
•SBA gains totaled $0.4 million, a decrease of $0.3 million, or 44%, from the prior quarter and a decrease of $0.2 million, or 36%, from the prior year quarter, due to lower saleable originations.
•Other income totaled $7.5 million, an increase of $1.5 million, or 26%, from the prior quarter and an increase of $3.2 million, or 74% from the prior year quarter. Increases in the third quarter of 2024 include gains on SBIC investments and higher swap-related fees.
•The provision for credit losses was $6.3 million in the third quarter of 2024, compared to $4.9 million in the second quarter of 2024 and $2.7 million in the third quarter of 2023.
•Noninterest expense was $84.8 million in the third quarter of 2024, an increase of $2.3 million, or 3%, compared to the prior quarter, and a decrease of $9.1 million, or 10%, compared to the prior year quarter. Noninterest expense for the nine months ended September 30, 2024, totaled $257.7 million, a decrease of $51.5 million, or 17%, compared to the nine months ended September 30, 2023. With significant cost-saving initiatives now complete, Seacoast has prudently managed expenses while strategically investing to support continued growth. Results in the third quarter of 2024 included:
•Salaries and wages totaled $40.7 million, an increase of $1.8 million, or 5%, compared to the prior quarter and a decrease $5.7 million, or 12%, from the prior year quarter. The third quarter of 2024 reflects continued additions to the banking team as the Company focuses on organic growth.
•Outsourced data processing costs totaled $8.0 million, a decrease of $0.2 million, or 3%, compared to the prior quarter and a decrease of $0.7 million, or 8%, from the prior year quarter, reflecting the benefit of lower negotiated rates with key service providers.
•Marketing expenses totaled $2.7 million, a decrease of $0.5 million, or 16%, compared to the prior quarter and an increase of $0.9 million, or 45%, from the prior year quarter, primarily associated with the timing of various campaigns. We will continue to invest in marketing and branding supporting customer growth.
•Legal and professional fees totaled $2.7 million, an increase of $0.7 million, or 37%, compared to the prior quarter and an increase of $29 thousand, or 1%, from the prior year quarter. Professional services engaged in connection with contract negotiations contributed to the increase in the third quarter of 2024.
•Seacoast recorded $8.6 million of income tax expense in the third quarter of 2024, compared to $8.9 million in the second quarter of 2024, and $9.1 million in the third quarter of 2023. Tax benefits related to stock-based compensation totaled $0.1 million in the third quarter of 2024, compared to tax expense of $0.2 million in the second quarter of 2024 and a nominal tax benefit in the third quarter of 2023.
•The efficiency ratio was 59.84% in the third quarter of 2024, compared to 60.21% in the second quarter of 2024 and 62.60% in the prior year quarter. The adjusted efficiency ratio1 was 59.84% in the third quarter of 2024, compared to 60.21% in the second quarter of 2024 and 60.19% in the prior year quarter. The Company continues to remain keenly focused on disciplined expense control, while making investments for growth.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Balance Sheet
•At September 30, 2024, the Company had total assets of $15.2 billion and total shareholders' equity of $2.2 billion. Book value per share was $25.68 as of September 30, 2024, compared to $24.98 as of June 30, 2024, and $24.06 as of September 30, 2023. Tangible book value per share increased 20% annualized from the prior quarter to $16.20 as of September 30, 2024, compared to $15.41 as of June 30, 2024, and $14.26 as of September 30, 2023.
•Debt securities totaled $2.8 billion as of September 30, 2024, an increase of $180.8 million compared to June 30, 2024. Debt securities include approximately $2.2 billion in securities classified as available for sale and recorded at fair value.
•During the third quarter of 2024, net unrealized losses associated with available for sale securities declined by $59.6 million due to changes in the interest rate environment. This contributed $0.53 to the increase in tangible book value per share during the quarter. The unrealized loss on available for sale securities is fully reflected in the value presented on the balance sheet.
•The portfolio also includes $646.1 million in securities classified as held to maturity with a fair value of $538.5 million. Held-to-maturity securities consist solely of mortgage-backed securities and collateralized mortgage obligations guaranteed by U.S. government agencies, each of which is expected to recover any price depreciation over its holding period as the debt securities move to maturity. The Company has significant liquidity and available borrowing capacity and has the intent and ability to hold these investments to maturity.
•In October, we took advantage of favorable market conditions and repositioned a portion of the available for sale securities portfolio. We sold securities with an average book yield of 2.8%, resulting in a pre-tax loss of approximately $8.0 million impacting fourth quarter results. The proceeds, approximately $113 million, were reinvested in agency mortgage-backed securities with an average book yield of 5.4%, for an estimated earnback of less than three years.
•Loans increased $166.8 million, or 6.6% annualized, totaling $10.2 billion as of September 30, 2024. Loan originations increased 22% to $657.9 million in the third quarter of 2024, compared to $538.0 million in the second quarter of 2024. The Company continues to exercise a disciplined approach to lending and is benefiting from the investments made in recent years to attract talent from large regional banks across its markets. This talent is onboarding significant new relationships, resulting in increased loan production.
•Loan pipelines (loans in underwriting and approval or approved and not yet closed) totaled $831.1 million as of September 30, 2024, compared to $834.4 million at June 30, 2024 and $353.0 million at September 30, 2023.
•Commercial pipelines were $744.5 million as of September 30, 2024, compared to $743.8 million at June 30, 2024, and $259.4 million at September 30, 2023.
•SBA pipelines were $28.9 million as of September 30, 2024, compared to $29.3 million at June 30, 2024, and $41.4 million at September 30, 2023.
•Residential saleable pipelines were $11.2 million as of September 30, 2024, compared to $12.1 million at June 30, 2024, and $6.8 million at September 30, 2023. Retained residential pipelines were $21.9 million as of September 30, 2024, compared to $24.7 million at June 30, 2024, and $20.9 million at September 30, 2023.
•Consumer pipelines were $24.4 million as of September 30, 2024, compared to $24.5 million at both June 30, 2024 and September 30, 2023.
•Total deposits were $12.2 billion as of September 30, 2024, an increase of $127.5 million, or 4.2% annualized, when compared to June 30, 2024. Excluding brokered balances, total deposits increased $195.9 million, or 6.6% annualized, in the third quarter of 2024.
•Commercial deposits increased $133.0 million, or 2%, compared to the prior quarter. Of note, commercial noninterest bearing deposits increased $67.2 million, or 3%, from the prior quarter, the result of onboarding new clients.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Total noninterest bearing deposits increased $45.5 million, or 5.3% annualized, from the prior quarter.
•At September 30, 2024, customer transaction account balances represented 49% of total deposits.
•The Company benefits from a granular deposit franchise, with the top ten depositors representing approximately 3% of total deposits.
•Average deposits per banking center were $159 million at September 30, 2024, compared to $157 million at June 30, 2024.
•Uninsured deposits represented only 36% of overall deposit accounts as of September 30, 2024. This includes public funds under the Florida Qualified Public Depository program, which provides loss protection to depositors beyond FDIC insurance limits. Excluding such balances, the uninsured and uncollateralized deposits were 31% of total deposits. The Company has liquidity sources including cash and lines of credit with the Federal Reserve and Federal Home Loan Bank that represent 145% of uninsured deposits, and 167% of uninsured and uncollateralized deposits.
•Consumer deposits represent 43% of overall deposit funding with an average consumer customer balance of $26 thousand. Commercial deposits represent 57% of overall deposit funding with an average business customer balance of $117 thousand.
•Federal Home Loan Bank advances totaled $245.0 million at September 30, 2024 with a weighted average interest rate of 4.19%.
Asset Quality
•Nonperforming loans were $80.9 million at September 30, 2024, compared to $59.9 million at June 30, 2024, and $41.5 million at September 30, 2023. New nonperforming loans in the third quarter of 2024 have collateral values well in excess of balances outstanding, and therefore, no loss is expected. Nonperforming loans to total loans outstanding were 0.79% at September 30, 2024, 0.60% at June 30, 2024, and 0.41% at September 30, 2023.
•Accruing past due loans were $50.7 million, or 0.50% of total loans, at September 30, 2024, compared to $39.6 million, or 0.39% of total loans, at June 30, 2024, and $35.5 million, or 0.33% of total loans, at September 30, 2023. A limited number of larger-balance residential mortgage loans, which returned to current status in October, comprise the majority of the increase from the prior quarter.
•Nonperforming assets to total assets were 0.58% at September 30, 2024, compared to 0.45% at June 30, 2024, and 0.33% at September 30, 2023.
•The ratio of allowance for credit losses to total loans was 1.38% at September 30, 2024, 1.41% at June 30, 2024, and 1.49% at September 30, 2023.
•Net charge-offs were $7.4 million in the third quarter of 2024, compared to $9.9 million in the second quarter of 2024 and $12.7 million in the third quarter of 2023. Charge-offs during the quarter primarily reflect specifically identified reserves previously established in the allowance for credit losses.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed. Seacoast's average loan size is $360 thousand, and the average commercial loan size is $789 thousand, reflecting an ability to maintain granularity within the overall loan portfolio.
•Construction and land development and commercial real estate loans remain well below regulatory guidance at 36% and 241% of total bank-level risk-based capital2, respectively, compared to 36% and 235%, respectively, at June 30, 2024. On a consolidated basis, construction and land development and commercial real estate loans represent 34% and 227%, respectively, of total consolidated risk-based capital2.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.
2Estimated.

Capital and Liquidity
•The Company continues to operate with a fortress balance sheet with a Tier 1 capital ratio at September 30, 2024 of 14.8%2 compared to 14.8% at June 30, 2024, and 14.0% at September 30, 2023. The Total capital ratio was 16.2%2, the Common Equity Tier 1 capital ratio was 14.1%2, and the Tier 1 leverage ratio was 11.2%2 at September 30, 2024. The Company is considered “well capitalized” based on applicable U.S. regulatory capital ratio requirements.
•Cash and cash equivalents at September 30, 2024 totaled $637.1 million.
•The Company’s loan to deposit ratio was 83.4% at September 30, 2024, which should provide liquidity and flexibility moving forward.
•Tangible common equity to tangible assets was 9.64% at September 30, 2024, compared to 9.30% at June 30, 2024, and 8.68% at September 30, 2023. If all held-to-maturity securities were adjusted to fair value, the tangible common equity ratio would have been 9.11% at September 30, 2024.
•At September 30, 2024, in addition to $637.1 million in cash, the Company had $5.6 billion in available borrowing capacity, including $4.1 billion in available collateralized lines of credit, $1.2 billion of unpledged debt securities available as collateral for potential additional borrowings, and available unsecured lines of credit of $0.3 billion. These liquidity sources as of September 30, 2024, represented 167% of uninsured and uncollateralized deposits.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.
2Estimated

FINANCIAL HIGHLIGHTS
(Amounts in thousands except per share data)	(Unaudited)
	Quarterly Trends

	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23
Selected balance sheet data:
Gross loans	$10,205,281	$10,038,508	$9,978,052	$10,062,940	$10,011,186
Total deposits	12,243,585	12,116,118	12,015,840	11,776,935	12,107,834
Total assets	15,168,371	14,952,613	14,830,015	14,580,249	14,823,007

Performance measures:
Net income	$30,651	$30,244	$26,006	$29,543	$31,414
Net interest margin	3.17%	3.18%	3.24%	3.36%	3.57%
Pre-tax pre-provision earnings[1]	$46,086	$44,555	$35,674	$42,006	$43,383
Average diluted shares outstanding	85,069	84,816	85,270	85,336	85,666
Diluted earnings per share (EPS)	0.36	0.36	0.31	0.35	0.37
Return on (annualized):
Average assets (ROA)	0.81%	0.82%	0.71%	0.80%	0.84%
Average tangible assets (ROTA)[2]	0.99	1.00	0.89	0.99	1.04
Average tangible common equity (ROTCE)[2]	10.31	10.75	9.55	11.22	11.90
Tangible common equity to tangible assets[2]	9.64	9.30	9.25	9.31	8.68
Tangible book value per share[2]	$16.20	$15.41	$15.26	$15.08	$14.26
Efficiency ratio	59.84%	60.21%	66.78%	60.32%	62.60%

Adjusted operating measures[1]:
Adjusted net income[4]	$30,511	$30,277	$31,132	$31,363	$34,170
Adjusted pre-tax pre-provision earnings[4]	46,390	44,490	42,513	45,016	47,349
Adjusted diluted EPS[4]	0.36	0.36	0.37	0.37	0.40
Adjusted ROTA[2]	0.98%	1.00%	1.04%	1.04%	1.12%
Adjusted ROTCE[2]	10.27	10.76	11.15	11.80	12.79
Adjusted efficiency ratio	59.84	60.21	61.13	60.32	60.19
Net adjusted noninterest expense as a percent of average tangible assets[2]	2.19%	2.19%	2.23%	2.25%	2.34%

Other data:
Market capitalization[3]	$2,277,003	$2,016,472	$2,156,529	$2,415,158	$1,869,891
Full-time equivalent employees	1,493	1,449	1,445	1,541	1,570
Number of ATMs	96	95	95	96	97
Full-service banking offices	77	77	77	77	77
[1]Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[3]Common shares outstanding multiplied by closing bid price on last day of each period.
4As of 1Q’24, amortization of intangibles is excluded from adjustments to noninterest expense; prior periods have been updated to reflect the change.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call October 25, 2024, at 10:00 a.m. (Eastern Time) to discuss the third quarter of 2024 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 715-9871 (Conference ID: 6787376). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.SeacoastBanking.com by selecting “Presentations” under the heading “News/Events.” Additionally, a recording of the call will be made available to individuals shortly after the conference call and can be accessed via a link at www.SeacoastBanking.com under the heading “Corporate Information.” The recording will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida (NASDAQ: SBCF) is one of the largest community banks headquartered in Florida with approximately $15.2 billion in assets and $12.2 billion in deposits as of September 30, 2024. Seacoast provides integrated financial services including commercial and consumer banking, wealth management, and mortgage services to customers at 77 full-service branches across Florida, and through advanced mobile and online banking solutions. Seacoast National Bank is the wholly-owned subsidiary bank of Seacoast Banking Corporation of Florida. For more information about Seacoast, visit www.SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.
Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements.
All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, changes in interest rates, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry, including those highlighted by high-profile bank failures, and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company's ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as

well as legislative, tax and regulatory changes including proposed overdraft and late fee caps, including those that impact the money supply and inflation; the risks of changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impacts of interest rates on macroeconomic conditions, customer and client behavior, and on our net interest income), sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements and the risk that the regulatory environment may not be conducive to or may prohibit or delay the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by developments in generative artificial intelligence; fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions; the failure of assumptions underlying the establishment of reserves for expected credit losses; risks related to, and the costs associated with, environmental, social and governance matters, including the scope and pace of related rulemaking activity and disclosure requirements; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the federal budget and economic policy; the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results; and other factors and risks described under “Risk Factors” herein and in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2023 and in other periodic reports that the Company files with the SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine months ended

(Amounts in thousands, except ratios and per share data)	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23	3Q'24	3Q'23

Summary of Earnings
Net income	$30,651	$30,244	$26,006	$29,543	$31,414	$86,901	$74,490
Adjusted net income[1,6]	30,511	30,277	31,132	31,363	34,170	91,920	101,878
Net interest income[2]	106,975	104,657	105,298	111,035	119,505	316,930	378,009
Net interest margin[2,3]	3.17%	3.18%	3.24%	3.36%	3.57%	3.19%	3.91%
Pre-tax pre-provision earnings[1]	46,086	44,555	35,674	42,006	43,383	126,315	131,807
Adjusted pre-tax pre-provision earnings[1,6]	46,390	44,490	42,513	45,016	47,349	133,393	168,905

Performance Ratios
Return on average assets-GAAP basis[3]	0.81%	0.82%	0.71%	0.80%	0.84%	0.78%	0.68%
Return on average tangible assets-GAAP basis[3,4]	0.99	1.00	0.89	0.99	1.04	0.96	0.88
Adjusted return on average tangible assets[1,3,4]	0.98	1.00	1.04	1.04	1.12	1.01	1.15
Pre-tax pre-provision return on average tangible assets[1,3,4,6]	1.46	1.45	1.22	1.39	1.43	1.38	1.49
Adjusted pre-tax pre-provision return on average tangible assets[1,3,4]	1.47	1.45	1.42	1.48	1.55	1.44	1.85
Net adjusted noninterest expense to average tangible assets[1,3,4]	2.19	2.19	2.23	2.25	2.34	2.20	2.40
Return on average shareholders' equity-GAAP basis[3]	5.62	5.74	4.94	5.69	6.01	5.44	4.94
Return on average tangible common equity-GAAP basis[3,4]	10.31	10.75	9.55	11.22	11.90	10.21	10.09
Adjusted return on average tangible common equity[1,3,4]	10.27	10.76	11.15	11.80	12.79	10.72	13.14
Efficiency ratio[5]	59.84	60.21	66.78	60.32	62.60	62.24	65.19
Adjusted efficiency ratio[1]	59.84	60.21	61.13	60.32	60.19	60.39	56.47
Noninterest income to total revenue (excluding securities gains/losses)	18.05	17.55	16.17	15.14	13.22	17.27	14.16
Tangible common equity to tangible assets[4]	9.64	9.30	9.25	9.31	8.68	9.64	8.68
Average loan-to-deposit ratio	83.79	83.11	84.50	83.38	82.63	83.80	82.86
End of period loan-to-deposit ratio	83.44	82.90	83.12	85.48	82.71	83.44	82.71

Per Share Data
Net income diluted-GAAP basis	$0.36	$0.36	$0.31	$0.35	$0.37	$1.02	$0.89
Net income basic-GAAP basis	0.36	0.36	0.31	0.35	0.37	1.03	0.89
Adjusted earnings[1,6]	0.36	0.36	0.37	0.37	0.40	1.08	1.21

Book value per share common	25.68	24.98	24.93	24.84	24.06	25.68	24.06
Tangible book value per share	16.20	15.41	15.26	15.08	14.26	16.20	14.26
Cash dividends declared	0.18	0.18	0.18	0.18	0.18	0.54	0.53

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[5]Defined as noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses).

6As of 1Q’24, amortization of intangibles is excluded from adjustments to noninterest expense; prior periods have been updated to reflect the change.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine months ended

(Amounts in thousands, except per share data)	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23	3Q'24	3Q'23

Interest and dividends on securities:
Taxable	$25,963	$24,155	$22,393	$21,383	$21,401	$72,511	$61,543
Nontaxable	34	33	34	55	97	101	299
Interest and fees on loans	150,980	147,292	147,095	147,801	149,871	445,367	433,304
Interest on interest bearing deposits and other investments	7,138	8,328	6,184	7,616	8,477	21,650	16,974
Total Interest Income	184,115	179,808	175,706	176,855	179,846	539,629	512,120

Interest on deposits	51,963	51,319	47,534	44,923	38,396	150,816	81,612
Interest on time certificates	19,002	17,928	17,121	15,764	16,461	54,051	36,490
Interest on borrowed money	6,485	6,137	5,973	5,349	5,683	18,595	16,597
Total Interest Expense	77,450	75,384	70,628	66,036	60,540	223,462	134,699

Net Interest Income	106,665	104,424	105,078	110,819	119,306	316,167	377,421
Provision for credit losses	6,273	4,918	1,368	3,990	2,694	12,559	33,528
Net Interest Income After Provision for Credit Losses	100,392	99,506	103,710	106,829	116,612	303,608	343,893

Noninterest income:
Service charges on deposit accounts	5,412	5,342	4,960	4,828	4,648	15,714	13,450
Interchange income	1,911	1,940	1,888	2,433	1,684	5,739	11,444
Wealth management income	3,843	3,766	3,540	3,261	3,138	11,149	9,519
Mortgage banking fees	485	582	381	378	410	1,448	1,412
Insurance agency income	1,399	1,355	1,291	1,066	1,183	4,045	3,444
SBA gains	391	694	739	921	613	1,824	1,184
BOLI income	2,578	2,596	2,264	2,220	2,197	7,438	6,181
Other	7,473	5,953	5,205	4,668	4,307	18,631	15,636
	23,492	22,228	20,268	19,775	18,180	65,988	62,270
Securities gains (losses), net	187	(44)	229	(2,437)	(387)	372	(456)
Total Noninterest Income	23,679	22,184	20,497	17,338	17,793	66,360	61,814

Noninterest expense:
Salaries and wages	40,697	38,937	40,304	38,435	46,431	119,938	139,202
Employee benefits	6,955	6,861	7,889	6,678	7,206	21,705	23,240
Outsourced data processing costs	8,003	8,210	12,118	8,609	8,714	28,331	43,489
Occupancy	7,096	7,180	8,037	7,512	7,758	22,313	24,360
Furniture and equipment	2,060	1,956	2,011	2,028	2,052	6,027	6,664
Marketing	2,729	3,266	2,655	2,995	1,876	8,650	6,161
Legal and professional fees	2,708	1,982	2,151	3,294	2,679	6,841	14,220
FDIC assessments	1,882	2,131	2,158	2,813	2,258	6,171	5,817
Amortization of intangibles	6,002	6,003	6,292	6,888	7,457	18,297	21,838
Other real estate owned expense and net loss (gain) on sale	491	(109)	(26)	573	274	356	412
Provision for credit losses on unfunded commitments	250	251	250	—	—	751	1,239
Other	5,945	5,869	6,532	6,542	7,210	18,346	22,613
Total Noninterest Expense	84,818	82,537	90,371	86,367	93,915	257,726	309,255

Income Before Income Taxes	39,253	39,153	33,836	37,800	40,490	112,242	96,452
Provision for income taxes	8,602	8,909	7,830	8,257	9,076	25,341	21,962

Net Income	$30,651	$30,244	$26,006	$29,543	$31,414	$86,901	$74,490

Share Data
Net income per share of common stock
Diluted	$0.36	$0.36	$0.31	$0.35	$0.37	$1.02	$0.89
Basic	0.36	0.36	0.31	0.35	0.37	1.03	0.89
Cash dividends declared	0.18	0.18	0.18	0.18	0.18	0.54	0.53

Average common shares outstanding
Diluted	85,069	84,816	85,270	85,336	85,666	84,915	83,993
Basic	84,434	84,341	84,908	84,817	85,142	84,319	83,457

CONDENSED CONSOLIDATED BALANCE SHEETS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2024	2024	2024	2023	2023

Assets
Cash and due from banks	$182,743	$168,738	$137,850	$167,511	$182,036
Interest bearing deposits with other banks	454,315	580,787	544,874	279,671	513,946
Total cash and cash equivalents	637,058	749,525	682,724	447,182	695,982

Time deposits with other banks	5,207	7,856	7,856	5,857	4,357

Debt Securities:
Securities available for sale (at fair value)	2,160,055	1,967,204	1,949,463	1,836,020	1,841,845
Securities held to maturity (at amortized cost)	646,050	658,055	669,896	680,313	691,404
Total debt securities	2,806,105	2,625,259	2,619,359	2,516,333	2,533,249

Loans held for sale	11,039	5,975	9,475	4,391	2,979

Loans	10,205,281	10,038,508	9,978,052	10,062,940	10,011,186
Less: Allowance for credit losses	(140,469)	(141,641)	(146,669)	(148,931)	(149,661)
Loans, net of allowance for credit losses	10,064,812	9,896,867	9,831,383	9,914,009	9,861,525

Bank premises and equipment, net	108,776	109,945	110,787	113,304	115,749
Other real estate owned	6,421	6,877	7,315	7,560	7,216
Goodwill	732,417	732,417	732,417	732,417	731,970
Other intangible assets, net	77,431	83,445	89,377	95,645	102,397
Bank owned life insurance	306,379	303,816	301,229	298,974	296,763
Net deferred tax assets	94,820	108,852	111,539	113,232	131,602
Other assets	317,906	321,779	326,554	331,345	339,218
Total Assets	$15,168,371	$14,952,613	$14,830,015	$14,580,249	$14,823,007

Liabilities
Deposits
Noninterest demand	$3,443,455	$3,397,918	$3,555,401	$3,544,981	$3,868,132
Interest-bearing demand	2,487,448	2,821,092	2,711,041	2,790,210	2,800,152
Savings	524,474	566,052	608,088	651,454	721,558
Money market	4,034,371	3,707,761	3,531,029	3,314,288	3,143,897
Time deposits	1,753,837	1,623,295	1,610,281	1,476,002	1,574,095
Total Deposits	12,243,585	12,116,118	12,015,840	11,776,935	12,107,834

Securities sold under agreements to repurchase	210,176	262,103	326,732	374,573	276,450
Federal Home Loan Bank borrowings	245,000	180,000	110,000	50,000	110,000
Long-term debt, net	106,800	106,634	106,468	106,302	106,136
Other liabilities	168,960	157,377	153,225	164,353	174,193
Total Liabilities	12,974,521	12,822,232	12,712,265	12,472,163	12,774,613

Shareholders' Equity
Common stock	8,614	8,530	8,494	8,486	8,515
Additional paid in capital	1,821,050	1,815,800	1,811,941	1,808,883	1,813,068
Retained earnings	508,036	492,805	478,017	467,305	453,117
Less: Treasury stock	(18,680)	(18,744)	(16,746)	(16,710)	(14,035)
	2,319,020	2,298,391	2,281,706	2,267,964	2,260,665
Accumulated other comprehensive loss, net	(125,170)	(168,010)	(163,956)	(159,878)	(212,271)
Total Shareholders' Equity	2,193,850	2,130,381	2,117,750	2,108,086	2,048,394
Total Liabilities & Shareholders' Equity	$15,168,371	$14,952,613	$14,830,015	$14,580,249	$14,823,007

Common shares outstanding	85,441	85,299	84,935	84,861	85,150

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23

Credit Analysis
Net charge-offs	$7,445	$9,946	$3,630	$4,720	$12,748
Net charge-offs to average loans	0.29%	0.40%	0.15%	0.19%	0.50%

Allowance for credit losses	$140,469	$141,641	$146,669	$148,931	$149,661

Non-acquired loans at end of period	$7,178,186	$6,834,059	$6,613,763	$6,571,454	$6,343,121
Acquired loans at end of period	3,027,095	3,204,449	3,364,289	3,491,486	3,668,065
Total Loans	$10,205,281	$10,038,508	$9,978,052	$10,062,940	$10,011,186

Total allowance for credit losses to total loans at end of period	1.38%	1.41%	1.47%	1.48%	1.49%
Purchase discount on acquired loans at end of period	4.48	4.51	4.63	4.75	4.86

End of Period
Nonperforming loans	$80,857	$59,927	$77,205	$65,104	$41,508
Other real estate owned	933	1,173	309	221	221
Properties previously used in bank operations included in other real estate owned	5,488	5,704	7,006	7,339	6,995
Total Nonperforming Assets	$87,278	$66,804	$84,520	$72,664	$48,724

Nonperforming Loans to Loans at End of Period	0.79%	0.60%	0.77%	0.65%	0.41%

Nonperforming Assets to Total Assets at End of Period	0.58	0.45	0.57	0.50	0.33

	September 30,	June 30,	March 31,	December 31,	September 30,
Loans	2024	2024	2024	2023	2023

Construction and land development	$595,753	$593,534	$623,246	$767,622	$793,736
Commercial real estate - owner occupied	1,676,814	1,656,391	1,656,131	1,670,281	1,675,881
Commercial real estate - non-owner occupied	3,573,076	3,423,266	3,368,339	3,319,890	3,285,974
Residential real estate	2,564,903	2,555,320	2,521,399	2,445,692	2,418,903
Commercial and financial	1,575,228	1,582,290	1,566,198	1,607,888	1,588,152
Consumer	219,507	227,707	242,739	251,567	248,540
Total Loans	$10,205,281	$10,038,508	$9,978,052	$10,062,940	$10,011,186

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]						(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	3Q'24			2Q'24			3Q'23
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$2,756,502	$25,963	3.75%	$2,629,716	$24,155	3.69%	$2,575,002	$21,401	3.32%
Nontaxable	5,701	42	2.93	5,423	40	2.97	15,280	119	3.11
Total Securities	2,762,203	26,005	3.75	2,635,139	24,195	3.69	2,590,282	21,520	3.32

Federal funds sold	433,423	5,906	5.42	510,401	6,967	5.49	547,576	7,415	5.37
Interest bearing deposits with other banks and other investments	102,700	1,232	4.77	98,942	1,361	5.53	90,039	1,062	4.68

Total Loans, net[2]	10,128,822	151,282	5.94	10,005,122	147,518	5.93	10,043,611	150,048	5.93

Total Earning Assets	13,427,148	184,425	5.46	13,249,604	180,041	5.47	13,271,508	180,045	5.38

Allowance for credit losses	(141,974)			(146,380)			(158,440)
Cash and due from banks	167,103			168,439			168,931
Bank premises and equipment, net	109,699			110,709			116,704
Intangible assets	812,761			818,914			839,787
Bank owned life insurance	304,703			302,165			295,272
Other assets including deferred tax assets	317,406			336,256			372,241

Total Assets	$14,996,846			$14,839,707			$14,906,003

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$2,489,674	$12,905	2.06%	$2,670,569	$14,946	2.25%	$2,804,243	$15,013	2.12%
Savings	546,473	601	0.44	584,490	560	0.39	770,503	465	0.24
Money market	3,942,357	38,457	3.88	3,665,858	35,813	3.93	2,972,495	22,918	3.06
Time deposits	1,716,720	19,002	4.40	1,631,290	17,928	4.42	1,619,572	16,461	4.03
Securities sold under agreements to repurchase	241,083	2,044	3.37	293,603	2,683	3.68	327,711	2,876	3.48
Federal Home Loan Bank borrowings	237,935	2,549	4.26	149,234	1,592	4.29	111,087	888	3.17
Long-term debt, net	106,706	1,892	7.05	106,532	1,862	7.03	106,036	1,919	7.18

Total Interest-Bearing Liabilities	9,280,948	77,450	3.32	9,101,576	75,384	3.33	8,711,647	60,540	2.76

Noninterest demand	3,393,110			3,485,603			3,987,761
Other liabilities	154,344			134,900			133,846
Total Liabilities	12,828,402			12,722,079			12,833,254

Shareholders' equity	2,168,444			2,117,628			2,072,747

Total Liabilities & Equity	$14,996,846			$14,839,707			$14,906,003

Cost of deposits			2.34%			2.31%			1.79%
Interest expense as a % of earning assets			2.29%			2.29%			1.81%
Net interest income as a % of earning assets		$106,975	3.17%		$104,657	3.18%		$119,505	3.57%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
[2]Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$2,655,422	$72,511	3.65%	$2,649,127	$61,543	3.10%
Nontaxable	5,677	123	2.89	15,721	370	3.14
Total Securities	2,661,099	72,634	3.65	2,664,848	61,913	3.10

Federal funds sold	438,089	17,929	5.47	336,022	12,444	4.95
Interest bearing deposits with other banks and other investments	102,415	3,721	4.85	90,511	4,530	6.69

Total Loans, net[2]	10,056,466	446,108	5.93	9,840,484	433,821	5.89

Total Earning Assets	13,258,069	540,392	5.44	12,931,865	512,708	5.30

Allowance for credit losses	(145,579)			(151,613)
Cash and due from banks	167,424			185,426
Bank premises and equipment, net	110,929			116,840
Intangible assets	819,046			811,483
Bank owned life insurance	302,220			287,756
Other assets including deferred tax assets	330,898			402,175

Total Assets	$14,843,007			$14,583,932

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$2,626,026	$43,117	2.19%	$2,642,180	$25,780	1.30%
Savings	586,285	1,701	0.39	909,184	1,292	0.19
Money market	3,673,493	105,998	3.85	2,831,747	54,540	2.58
Time deposits	1,646,285	54,051	4.39	1,288,736	36,490	3.79
Securities sold under agreements to repurchase	289,181	7,806	3.61	249,242	5,333	2.86
Federal Home Loan Bank borrowings	163,468	5,101	4.17	214,415	5,936	3.70
Long-term debt, net	106,538	5,688	7.13	103,469	5,328	6.88

Total Interest-Bearing Liabilities	9,091,276	223,462	3.28	8,238,973	134,699	2.19

Noninterest demand	3,468,790			4,204,389
Other liabilities	148,000			126,487
Total Liabilities	12,708,066			12,569,849

Shareholders' equity	2,134,941			2,014,083

Total Liabilities & Equity	$14,843,007			$14,583,932

Cost of deposits			2.28%			1.33%
Interest expense as a % of earning assets			2.25%			1.39%
Net interest income as a % of earning assets		$316,930	3.19%		$378,009	3.91%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
[2]Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2024	2024	2024	2023	2023

Customer Relationship Funding
Noninterest demand
Commercial	$2,731,564	$2,664,353	$2,808,151	$2,752,644	$3,089,488
Retail	509,527	532,623	553,697	561,569	570,727
Public funds	139,072	142,846	145,747	173,893	134,649
Other	63,292	58,096	47,806	56,875	73,268
Total Noninterest Demand	3,443,455	3,397,918	3,555,401	3,544,981	3,868,132

Interest-bearing demand
Commercial	1,426,920	1,533,725	1,561,905	1,576,491	1,618,755
Retail	874,043	892,032	930,178	956,900	994,224
Brokered	—	198,337	—	—	—
Public funds	186,485	196,998	218,958	256,819	187,173
Total Interest-Bearing Demand	2,487,448	2,821,092	2,711,041	2,790,210	2,800,152

Total transaction accounts
Commercial	4,158,484	4,198,078	4,370,056	4,329,135	4,708,243
Retail	1,383,570	1,424,655	1,483,875	1,518,469	1,564,951
Brokered	—	198,337	—	—	—
Public funds	325,557	339,844	364,705	430,712	321,822
Other	63,292	58,096	47,806	56,875	73,268
Total Transaction Accounts	5,930,903	6,219,010	6,266,442	6,335,191	6,668,284

Savings
Commercial	44,151	53,523	52,665	58,562	79,731
Retail	480,323	512,529	555,423	592,892	641,827
Total Savings	524,474	566,052	608,088	651,454	721,558

Money market
Commercial	1,953,851	1,771,927	1,709,636	1,655,820	1,625,455
Retail	1,887,975	1,733,505	1,621,618	1,469,142	1,362,390
Public funds	192,545	202,329	199,775	189,326	156,052
Total Money Market	4,034,371	3,707,761	3,531,029	3,314,288	3,143,897

Brokered time certificates	256,536	126,668	142,717	122,347	307,963
Time deposits	1,497,301	1,496,627	1,467,564	1,353,655	1,266,132
	1,753,837	1,623,295	1,610,281	1,476,002	1,574,095
Total Deposits	$12,243,585	$12,116,118	$12,015,840	$11,776,935	$12,107,834

Securities sold under agreements to repurchase	$210,176	$262,103	$326,732	$374,573	$276,450

Total customer funding[1]	$12,197,225	$12,053,216	$12,199,855	$12,029,161	$12,076,321

[1]Total deposits and securities sold under agreements to repurchase, excluding brokered deposits. Securities sold under agreements to repurchase consists of customer sweep accounts.

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine Months Ended

(Amounts in thousands, except per share data)	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23	3Q'24	3Q'23

Net Income	$30,651	$30,244	$26,006	$29,543	$31,414	$86,901	$74,490

Total noninterest income	23,679	22,184	20,497	17,338	17,793	66,360	61,814
Securities (gains) losses, net	(187)	44	(229)	2,437	387	(372)	456
BOLI benefits on death (included in other income)	—	—	—	—	—	—	(2,117)
Total Adjustments to Noninterest Income	(187)	44	(229)	2,437	387	(372)	(1,661)
Total Adjusted Noninterest Income	23,492	22,228	20,268	19,775	18,180	65,988	60,153
Total noninterest expense	84,818	82,537	90,371	86,367	93,915	257,726	309,255
Merger-related charges	—	—	—	—	—	—	(33,180)
Branch reductions and other expense initiatives	—	—	(7,094)	—	(3,305)	(7,094)	(5,167)
Total Adjustments to Noninterest Expense	—	—	(7,094)	—	(3,305)	(7,094)	(38,347)
Adjusted Noninterest Expense[2]	84,818	82,537	83,277	86,367	90,610	250,632	270,908
Income Taxes	8,602	8,909	7,830	8,257	9,076	25,341	21,962
Tax effect of adjustments	(47)	11	1,739	617	936	1,703	9,298
Adjusted Income Taxes	8,555	8,920	9,569	8,874	10,012	27,044	31,260
Adjusted Net Income[2]	$30,511	$30,277	$31,132	$31,363	$34,170	$91,920	$101,878

Earnings per diluted share, as reported	$0.36	$0.36	$0.31	$0.35	$0.37	$1.02	$0.89
Adjusted Earnings per Diluted Share	0.36	0.36	0.37	0.37	0.40	1.08	1.21
Average diluted shares outstanding	85,069	84,816	85,270	85,336	85,666	84,915	83,993

Adjusted Noninterest Expense	$84,818	$82,537	$83,277	$86,367	$90,610	$250,632	$270,908
Provision for credit losses on unfunded commitments	(250)	(251)	(250)	—	—	(751)	(1,239)
Other real estate owned expense and net gain (loss) on sale	(491)	109	26	(573)	(274)	(356)	(412)
Amortization of intangibles	(6,002)	(6,003)	(6,292)	(6,888)	(7,457)	(18,297)	(21,838)
Net Adjusted Noninterest Expense	$78,075	$76,392	$76,761	$78,906	$82,879	$231,228	$247,419
Average tangible assets	14,184,085	14,020,793	13,865,245	13,906,005	14,066,216	14,023,961	13,772,449
Net Adjusted Noninterest Expense to Average Tangible Assets	2.19%	2.19%	2.23%	2.25%	2.34%	2.20%	2.40%

Net Revenue	$130,344	$126,608	$125,575	$128,157	$137,099	$382,527	$439,235
Total Adjustments to Net Revenue	(187)	44	(229)	2,437	387	(372)	(1,661)
Impact of FTE adjustment	310	233	220	216	199	763	588
Adjusted Net Revenue on a fully taxable equivalent basis	$130,467	$126,885	$125,566	$130,810	$137,685	$382,918	$438,162
Adjusted Efficiency Ratio	59.84%	60.21%	61.13%	60.32%	60.19%	60.39%	56.47%

Net Interest Income	$106,665	$104,424	$105,078	$110,819	$119,306	$316,167	$377,421
Impact of FTE adjustment	310	233	220	216	199	763	588
Net Interest Income including FTE adjustment	$106,975	$104,657	$105,298	$111,035	$119,505	$316,930	$378,009
Total noninterest income	23,679	22,184	20,497	17,338	17,793	66,360	61,814
Total noninterest expense less provision for credit losses on unfunded commitments	84,568	82,286	90,121	86,367	93,915	256,975	308,016
Pre-Tax Pre-Provision Earnings	$46,086	$44,555	$35,674	$42,006	$43,383	$126,315	$131,807
Total Adjustments to Noninterest Income	(187)	44	(229)	2,437	387	(372)	(1,661)
Total Adjustments to Noninterest Expense including other real estate owned expense and net (gain) loss on sale	491	(109)	7,068	573	3,579	7,450	38,759
Adjusted Pre-Tax Pre-Provision Earnings[2]	$46,390	$44,490	$42,513	$45,016	$47,349	$133,393	$168,905

Average Assets	$14,996,846	$14,839,707	$14,690,776	$14,738,034	$14,906,003	$14,843,007	$14,583,932
Less average goodwill and intangible assets	(812,761)	(818,914)	(825,531)	(832,029)	(839,787)	(819,046)	(811,483)
Average Tangible Assets	$14,184,085	$14,020,793	$13,865,245	$13,906,005	$14,066,216	$14,023,961	$13,772,449

Return on Average Assets (ROA)	0.81%	0.82%	0.71%	0.80%	0.84%	0.78%	0.68%
Impact of removing average intangible assets and related amortization	0.18	0.18	0.18	0.19	0.20	0.18	0.20
Return on Average Tangible Assets (ROTA)	0.99	1.00	0.89	0.99	1.04	0.96	0.88

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine Months Ended

(Amounts in thousands, except per share data)	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23	3Q'24	3Q'23
Impact of other adjustments for Adjusted Net Income	(0.01)	—	0.15	0.05	0.08	0.05	0.27
Adjusted Return on Average Tangible Assets	0.98	1.00	1.04	1.04	1.12	1.01	1.15

Pre-Tax Pre-Provision return on Average Tangible Assets	1.46	1.45	1.22	1.39	1.43	1.38	1.49
Impact of adjustments on Pre-Tax Pre-Provision earnings	0.01	—	0.20	0.09	0.12	0.06	0.36
Adjusted Pre-Tax Pre-Provision Return on Average Tangible Assets[2]	1.47%	1.45%	1.42%	1.48%	1.55%	1.44%	1.85%

Average Shareholders' Equity	$2,168,444	$2,117,628	$2,118,381	$2,058,912	$2,072,747	$2,134,941	$2,014,083
Less average goodwill and intangible assets	(812,761)	(818,914)	(825,531)	(832,029)	(839,787)	(819,046)	(811,483)
Average Tangible Equity	$1,355,683	$1,298,714	$1,292,850	$1,226,883	$1,232,960	$1,315,895	$1,202,600

Return on Average Shareholders' Equity	5.62%	5.74%	4.94%	5.69%	6.01%	5.44%	4.94%
Impact of removing average intangible assets and related amortization	4.69	5.01	4.61	5.53	5.89	4.77	5.15
Return on Average Tangible Common Equity (ROTCE)	10.31	10.75	9.55	11.22	11.90	10.21	10.09
Impact of other adjustments for Adjusted Net Income	(0.04)	0.01	1.60	0.58	0.89	0.51	3.05
Adjusted Return on Average Tangible Common Equity	10.27%	10.76%	11.15%	11.80%	12.79%	10.72%	13.14%

Loan interest income[1]	$151,282	$147,518	$147,308	$148,004	$150,048	$446,108	$433,821
Accretion on acquired loans	(9,182)	(10,178)	(10,595)	(11,324)	(14,843)	(29,955)	(45,365)
Loan interest income excluding accretion on acquired loans	$142,100	$137,340	$136,713	$136,680	$135,205	$416,153	$388,456

Yield on loans[1]	5.94	5.93	5.90	5.85	5.93	5.93	5.89
Impact of accretion on acquired loans	(0.36)	(0.41)	(0.42)	(0.45)	(0.59)	(0.40)	(0.61)
Yield on loans excluding accretion on acquired loans	5.58%	5.52%	5.48%	5.40%	5.34%	5.53%	5.89%

Net Interest Income[1]	$106,975	$104,657	$105,298	$111,035	$119,505	$316,930	$378,009
Accretion on acquired loans	(9,182)	(10,178)	(10,595)	(11,324)	(14,843)	(29,955)	(45,365)
Net interest income excluding accretion on acquired loans	$97,793	$94,479	$94,703	$99,711	$104,662	$286,975	$332,644

Net Interest Margin	3.17	3.18	3.24	3.36	3.57	3.19	3.91
Impact of accretion on acquired loans	(0.27)	(0.30)	(0.33)	(0.34)	(0.44)	(0.30)	(0.47)
Net interest margin excluding accretion on acquired loans	2.90%	2.87%	2.91%	3.02%	3.13%	2.89%	3.44%

Security interest income[1]	$26,005	$24,195	$22,434	$21,451	$21,520	$72,634	$61,913
Tax equivalent adjustment on securities	(8)	(7)	(7)	(13)	(22)	(22)	(71)
Security interest income excluding tax equivalent adjustment	$25,997	$24,188	$22,427	$21,438	$21,498	$72,612	$61,842

Loan interest income[1]	$151,282	$147,518	$147,308	$148,004	$150,048	$446,108	$433,821
Tax equivalent adjustment on loans	(302)	(226)	(213)	(203)	(177)	(741)	(517)
Loan interest income excluding tax equivalent adjustment	$150,980	$147,292	$147,095	$147,801	$149,871	$445,367	$433,304

Net Interest Income[1]	$106,975	$104,657	$105,298	$111,035	$119,505	$316,930	$378,009
Tax equivalent adjustment on securities	(8)	(7)	(7)	(13)	(22)	(22)	(71)
Tax equivalent adjustment on loans	(302)	(226)	(213)	(203)	(177)	(741)	(517)
Net interest income excluding tax equivalent adjustment	$106,665	$104,424	$105,078	$110,819	$119,306	$316,167	$377,421

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
2 As of 1Q’24, amortization of intangibles is excluded from adjustments to noninterest expense; prior periods have been updated to reflect the change.